Exhibit 99.1

Anita Liskey, 312.466.4613	John Peschier, 312.930.8491
William Parke, 312.930.3467	CME-E
news@cmegroup.com www.cmegroup.mediaroom.com

FOR IMMEDIATE RELEASE

CME Group Inc. Reports Third-Quarter 2012 Financial Results

CHICAGO, October 25, 2012—CME Group Inc. (NASDAQ: CME) today reported revenues of $683 million and operating income of $396 million for the third quarter 2012. Net income attributable to CME Group was $218 million and diluted earnings per share were $0.66.

Third-quarter 2012 results included a non-recurring $16 million increase to the company’s income tax provision related to increases in deferred income tax liabilities associated with S&P Dow Jones Indices and the company’s acquisition of Pivot, Inc. On a non-GAAP basis, third-quarter diluted EPS would have been $0.70.1

“Given the dynamic and changing global environment, we continue to advocate on behalf of our customers, businesses and the futures industry as new regulations are being implemented,” said CME Group Executive Chairman and President Terry Duffy. “At the same time, we remain focused on expanding our business to meet the needs of our global customers. We applied to the Financial Services Authority for approval to create a London-based exchange that will initially offer trading of foreign exchange futures products and ultimately expand into other products. We also announced an agreement to acquire the Kansas City Board of Trade, which gives us the opportunity to expand and diversify our wheat product portfolio and provide capital and operational efficiencies for our customers. Growth, efficiency and returning excess cash to shareholders continue to be our priorities.”

“During the quarter, we continued to expand our industry-leading portfolio of diverse products as part of growing our global footprint,” said CME Group Chief Executive Officer Phupinder Gill. “We strengthened our OTC product offering by announcing the launch of a deliverable interest rate swap futures product and portfolio margining of interest rate swaps and futures positions for customer accounts. With Dodd-Frank regulation driving changes in OTC energy markets, we also are working on providing flexible means of execution for participants in these markets. Overall, we are collaborating with buy-side and sell-side customers to provide the innovative products and services they need to manage their risk effectively in a continuously evolving marketplace.”

Third-quarter 2012 average daily volume was 10.8 million contracts, down 26 percent from an exceptionally strong third-quarter 2011 which included the all-time record August 2011 average daily volume of 17.1 million contracts. This drove a 23 percent decrease in clearing and transaction fee revenues to $562 million. Third-quarter total average rate per contract was 82.2 cents, up 6 percent compared with third-quarter 2011.

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to Non-GAAP Measures chart at the end of the financial statements.

Third-quarter 2012 operating expense was $287 million, below recent quarters and partially driven by the removal of expenses previously associated with the Dow Jones Indices business. This highlights the company’s continued focus on managing the organization as efficiently as possible while still progressing with key longer-term growth initiatives. Third-quarter 2012 operating margin was 58 percent. Operating margin is defined as operating income as a percentage of total revenues.

During the third quarter, the effective tax rate was 40.7 percent1, excluding the non-recurring item discussed earlier. As of September 30, the company had $2.1 billion of cash and marketable securities and $2.9 billion of debt.

CME Group will hold a conference call to discuss third-quarter 2012 results at 8:30 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

As the world’s leading and most diverse derivatives marketplace, CME Group (www.cmegroup.com) is where the world comes to manage risk. CME Group exchanges offer the widest range of global benchmark products across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, weather and real estate. CME Group brings buyers and sellers together through its CME Globex® electronic trading platform and its trading facilities in New York and Chicago. CME Group also operates CME Clearing, one of the world’s leading central counterparty clearing providers, which offers clearing and settlement services for exchange-traded contracts, as well as for over-the-counter derivatives transactions through CME ClearPort®. These products and services ensure that businesses everywhere can substantially mitigate counterparty credit risk in both listed and over-the-counter derivatives markets.

CME Group is a trademark of CME Group Inc. The Globe logo, CME, Chicago Mercantile Exchange, Globex and E-mini are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc. Dow Jones, Dow Jones Industrial Average, S&P 500, and S&P are service and/or trademarks of Dow Jones Trademark Holdings LLC, Standard & Poor’s Financial Services LLC, and S&P/Dow Jones Indices LLC, as the case may be, and have been licensed for use by Chicago Mercantile Exchange Inc. Green Exchange, The Green Exchange and Design, and GreenX are trademarks of Green Exchange LLC. All other trademarks are the property of their respective owners. Further information about CME Group (NASDAQ: CME) and its products can be found at www.cmegroup.com.

Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services, including our ability to provide effective services to the over-the-counter market; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers, develop strategic relationships and attract new customers; our ability to expand and offer our products outside the United States; changes in domestic and non-U.S. regulations; changes in government policy, including policies relating to common or directed clearing and changes as a result of legislation stemming from the implementation of the Dodd-Frank Act;

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the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by the growth of electronic trading, the state of the overall economy or declines in subscriptions; changes in our average rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange, interest rate and commodities markets; economic, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers stemming from the financial crisis that began in 2008 and any other future crises; our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options on futures transactions and/or the repeal of the 60/40 tax treatment of such transactions; the unfavorable resolution of material legal proceedings and the seasonality of the futures business. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(in millions)

	September 30, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$2,016.9	$1,042.3
Marketable securities	62.0	47.6
Accounts receivable, net of allowance	296.9	289.4
Other current assets (includes $40.0 in restricted cash)	245.7	232.6
Cash performance bonds and guaranty fund contributions	7,395.3	9,333.9

Total current assets	10,016.8	10,945.8
Property, net of accumulated depreciation and amortization	705.4	821.9
Intangible assets—trading products	17,040.5	17,040.5
Intangible assets—other, net	2,879.5	3,312.8
Goodwill	7,538.3	7,984.0
Other assets (includes $20.5 in restricted cash)	1,677.5	653.7

Total Assets	$39,858.0	$40,758.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$44.5	$31.1
Short-term debt	749.6	—
Other current liabilities	200.1	250.2
Cash performance bonds and guaranty fund contributions	7,395.3	9,333.9

Total current liabilities	8,389.5	9,615.2
Long-term debt	2,106.4	2,106.8
Deferred income tax liabilities, net	7,319.8	7,226.8
Other liabilities	254.1	187.6

Total Liabilities	18,069.8	19,136.4
Redeemable non-controlling interest	79.4	70.3
Shareholders’ equity	21,708.8	21,552.0

Total Liabilities and Shareholders’ Equity	$39,858.0	$40,758.7

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues
Clearing and transaction fees	$562.2	$732.7	1,826.9	$2,111.8
Market data and information services	82.8	107.0	307.8	321.9
Access and communication fees	23.2	12.0	65.5	34.8
Other	15.0	22.5	53.5	75.6

Total Revenues	683.2	874.2	2,253.7	2,544.1
Expenses
Compensation and benefits	117.5	119.9	383.7	359.7
Communications	9.8	11.0	30.8	31.7
Technology support services	11.8	13.3	36.7	38.7
Professional fees and outside services	26.7	29.0	99.2	90.4
Amortization of purchased intangibles	26.2	33.0	90.3	99.2
Depreciation and amortization	34.5	32.4	103.0	95.1
Occupancy and building operations	18.8	18.5	57.8	56.9
Licensing and other fee agreements	19.2	22.6	63.2	64.7
Other	22.7	22.4	72.6	77.0

Total Expenses	287.2	302.1	937.3	913.4

Operating Income	396.0	572.1	1,316.4	1,630.7

Non-Operating Income (Expense)
Investment income	13.1	3.7	31.3	27.1
Gains (losses) on derivative investments	—	—	—	(0.1)
Interest and other borrowing costs	(30.2)	(29.0)	(88.2)	(87.8)
Equity in net gains (losses) of unconsolidated subsidiaries	16.5	(0.9)	14.8	(3.1)
Other non-operating income (expense)	0.4	—	65.6	—

Total Non-Operating	(0.2)	(26.2)	23.5	(63.9)
Income before Income Taxes	395.8	545.9	1,339.9	1,566.8

Income tax provision	176.9	230.9	601.3	499.1

Net Income	218.9	315.0	738.6	1,067.7
Less: net income (loss) attributable to redeemable non-controlling interest	0.9	(1.1)	9.1	1.3

Net Income Attributable to CME Group	$218.0	$316.1	$729.5	$1,066.4

Earnings per Common Share Attributable to CME Group:
Basic	$0.66	$0.95	$2.20	$3.20
Diluted	0.66	0.95	2.20	3.19
Weighted Average Number of Common Shares:
Basic	331,377	332,289	331,091	333,449
Diluted	332,458	333,337	332,147	334,507

CME Group Inc. and Subsidiaries

Quarterly Operating Statistics

	3Q 2011	4Q 2011	1Q 2012	2Q 2012	3Q 2012
Trading Days	64	63	62	64	63

Quarterly Average Daily Volume (ADV)

CME Group ADV (in thousands)

	3Q 2011	4Q 2011	1Q 2012	2Q 2012	3Q 2012
Product Line
Interest rates	6,518	4,729	5,613	5,136	4,514
Equities	4,040	3,147	2,390	2,919	2,391
Foreign exchange	988	820	846	920	846
Energy	1,670	1,704	1,952	1,741	1,590
Agricultural commodities	1,032	1,004	1,122	1,288	1,171
Metals	454	315	385	372	327

Total	14,702	11,719	12,308	12,376	10,839

Venue
Electronic	12,463	9,864	10,177	10,595	9,293
Open outcry	1,557	1,173	1,348	1,109	979
Privately negotiated	257	204	229	238	208

Exchange-traded Total	14,276	11,240	11,754	11,942	10,481
CME ClearPort	426	479	554	434	358

Total	14,702	11,719	12,308	12,376	10,839

Average Rate Per Contract (RPC)

CME Group RPC

	3Q 2011	4Q 2011	1Q 2012	2Q 2012	3Q 2012
Product Line
Interest rates	$0.479	$0.480	$0.475	$0.485	$0.481
Equities	0.703	0.705	0.692	0.674	0.685
Foreign exchange	0.801	0.828	0.841	0.807	0.808
Energy	1.580	1.507	1.517	1.496	1.473
Agricultural commodities	1.264	1.230	1.216	1.264	1.301
Metals	1.649	1.706	1.647	1.649	1.693

Average RPC	$0.779	$0.811	$0.811	$0.812	$0.822

Venue
Exchange-traded	$0.724	$0.748	$0.737	$0.750	$0.757
CME ClearPort	2.621	2.290	2.388	2.510	2.719

CME Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(dollars in millions, except per share amounts; shares in thousands)

Quarter Ended September 30, 2012
GAAP Results
Revenues	$683.2
Expenses	287.2

Operating income	396.0
Operating margin	58.0%
Non-Operating income (expense)	(0.2)

Income before income taxes	395.8
Income tax provision (benefit)	176.9
Effective tax rate	44.7%

Net income	218.9
Less: Net income attributable to redeemable non-controlling interest	0.9

Net Income Attributable to CME Group	$218.0

Earnings per Common Share Attributable to CME Group:
Basic	$0.66
Diluted	0.66

Adjustments
Reduction to income tax provision[1]	(15.7)

Addition to net income	15.7

Non-GAAP results, excluding adjustments
Revenues	$683.2
Expenses	287.2

Operating income	396.0
Operating margin	58.0%
Non-Operating income (expense)	(0.2)

Income before income taxes	395.8
Income tax provision (benefit)	161.2
Effective tax rate	40.7%

Net income	234.6
Less: Net income attributable to redeemable non-controlling interest	0.9

Net Income Attributable to CME Group	$233.7

Adjusted earnings per Common Share Attributable to CME Group:
Basic	$0.71
Diluted	0.70

Weighted Average Number of Common Shares:
Basic	331,377
Diluted	332,458

1)	Adjustment to tax expense relates to increases in deferred income tax liabilities on S&P Dow Jones Indices due to tax filings as well as increases in deferred tax liabilities related to the acquisition of Pivot, Inc.

4